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                                                                    EXHIBIT 10.2

                            STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT is made and entered into as of June 22, 1999 (the "Agreement") by and between Newbridge Networks Corporation, a Canadian corporation ("Newbridge"), and Stanford Telecommunications, Inc., a Delaware corporation ("Stel"), with respect to the following facts:

     A. Concurrently with the execution and delivery of this Agreement, Newbridge, Stel and Stel Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Newbridge ("Merger Sub"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"), which provides that, among other things, upon the terms and subject to the conditions thereof, Newbridge and Stel will to enter into a business combination transaction (the "Merger").

     B. As a condition and inducement to Newbridge's willingness to enter into the Merger Agreement, Newbridge has requested that Stel agree, and Stel has so agreed, to grant to Newbridge an option to acquire shares of Stel's Common Stock, par value $.01 per share ("Stel Shares"), upon the terms and subject to the conditions set forth herein.

     C. Capitalized terms used and not otherwise defined herein that are defined in the Merger Agreement shall have the respective meanings ascribed thereto in the Merger Agreement.

     The parties agree as follows:

     1.   Grant of Option.

     Stel hereby grants to Newbridge an irrevocable option (the "Option") to acquire up to the number of Stel Shares which equals 19.9% of the issued and outstanding Stel Shares (the "Option Shares") as of the first date, if any, upon which an Exercise Event (as defined in Section 2(a) below) shall occur (provided that the Option Shares shall not upon timely issuance constitute more than 19.9% of the then issued and outstanding Stel Shares) at a purchase price of U.S. $35.00 per share (the "Exercise Price"), payable in cash. All references in this Agreement to Option Shares issued to Newbridge shall be deemed to include the associated Stel Rights.

     2.   Exercise of Option; Maximum Proceeds.

          (a) The Option may be exercised by Newbridge, in whole or in part, at any time or from time to time only: (i) upon the occurrence of a Triggering Event, as defined in the Merger Agreement, or (ii) upon the public announcement of an Acquisition Proposal, as defined in the Merger Agreement (any of the events specified in clauses (i) or (ii) of this sentence being referred to herein as an "Exercise Event").

          (b) In the event Newbridge wishes to exercise the Option, Newbridge shall deliver to Stel a written notice (each an "Exercise Notice") specifying the total number of Option Shares it wishes to acquire and a closing date and time prior to the expiration of the Option for the purchase of such Option Shares (a "Closing"). The Exercise Notice may be withdrawn by Newbridge at any time prior to a Closing. Unless an Exercise Notice is withdrawn, the Closing shall occur on the specified date at the principal offices of Stel.
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          (c)  The Option shall expire upon the earliest of (i) the Effective
Time, (ii) the termination of the Merger Agreement pursuant to any of Section 8.1(a), 8.1(c), 8.1(f), 8.1(g) or 8.1(h) thereof, (iii) the termination of the Merger Agreement pursuant to either Section 8.1(b) or 8.1(d) thereof, if prior thereto no Exercise Event shall have occurred, or (iv) 18 months following the termination of the Merger Agreement under any other circumstances; provided, however, that if the Option cannot be exercised by reason of any applicable statute, rule, regulation or government order, or because any applicable waiting period related to issuance of the Option Shares under the HSR Act shall not have expired or been terminated, then the Option shall not expire until the tenth business day after such impediment to exercise shall have been removed or shall have become final and not subject to appeal.

          (d)  If Newbridge receives an amount pursuant to Section 8.3(b)(i) or
(ii) of the Merger Agreement which, when aggregated with proceeds received by Newbridge in connection with any sales or other dispositions of Option Shares and any dividends received by Newbridge declared on Option Shares, is equal to more than the sum of (i) $25,000,000 plus (ii) the Exercise Price multiplied by the number of Stel Shares purchased by Newbridge pursuant to the Option, then all proceeds to Newbridge in excess of such sum shall be remitted by Newbridge to Stel.

     3.   Conditions to Closing.

     The obligation of Stel to issue Option Shares to Newbridge hereunder is subject to the conditions that (a) all filings and declarations required to be made, all authorizations, consents, orders and approvals required to be obtained, and all waiting periods required to expire or be terminated, pursuant to a requirement of any Government Entity or applicable law (including, without limitation the HSR Act) shall have been made or obtained or shall have expired or been terminated, in each case in connection with the exercise of the Option hereunder; and (b) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect. It is understood and agreed that at any time during which the Option is exercisable, the parties will use their respective reasonable efforts to satisfy all conditions to Closing, so that a Closing may take place as promptly as practicable, and in any event, prior to consummation of a tender or exchange offer for shares of Stel capital stock.

     4.   Closing.

     At each Closing, (a) Stel shall deliver to Newbridge a single certificate in definitive form representing the number of Stel Shares designated by Newbridge in its Exercise Notice, such certificate to be registered in the name of Newbridge and to bear the legend set forth in Section 10 hereof, against delivery of (b) payment by Newbridge to Stel of the aggregate purchase price for the Stel Shares so designated and being purchased by wire transfer or delivery of a certified check or bank check.

     5.   Representations and Warranties of Stel.

     Stel represents and warrants to Newbridge that:

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          (a)  Stel is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder;

          (b) the execution and delivery of this Agreement by Stel and consummation by Stel of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Stel, and no other corporate proceedings on the part of Stel are necessary to authorize this Agreement or any of the transactions contemplated hereby;

          (c) this Agreement has been duly and validly executed and delivered by Stel, constitutes a legal, valid and binding obligation of Stel and, assuming this Agreement constitutes a legal, valid and binding obligation of Newbridge, is enforceable against Stel in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity;

          (d) except for any filings required under the HSR Act, Stel has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued Stel Shares for Newbridge to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional Stel Shares or other securities which may be issuable pursuant to Section 9 upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable;

          (e) upon delivery of the Stel Shares and any other securities to Newbridge upon exercise of the Option, Newbridge will acquire such Stel Shares or other securities free and clear of all material claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, excluding those imposed by Newbridge;

          (f) the execution and delivery of this Agreement by Stel do not, and the performance of this Agreement by Stel will not, (i) conflict with the certificate of incorporation or bylaws of Stel, (ii) violate any order applicable to Stel or any of its Subsidiaries or by which they or any of their property is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Stel or any of its Subsidiaries pursuant to, any contract or agreement to which Stel or any of its Subsidiaries is a party or by which Stel or any of its Subsidiaries or any of their property is bound or affected;

          (g) the execution and delivery of this Agreement by Stel does not, and the performance of this Agreement by Stel will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Government Entity, except pursuant to the HSR Act; and

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          (h)  the board of directors of Stel has resolved to render the rights issued under the Stel Rights Plan inapplicable to this Agreement and the transactions contemplated hereby.

     6.   Certain Rights.

          (a) At the request of and upon notice by Newbridge (the "Put Notice"), if at any time during the period during which the Option is exercisable pursuant to Section 2, Stel executes with a Third Party an agreement providing for an Acquisition Transaction or an Acquisition Transaction has been consummated (the "Purchase Period"):

               (i) Stel (or any successor entity thereof) shall purchase from Newbridge the Option, to the extent not previously exercised, at a price equal to the difference between the "Market/Tender Offer Price" for Stel Shares as of the date Newbridge gives notice of its intent to exercise its rights under this
Section 6(a) and the Exercise Price, multiplied by the number of Stel Shares purchasable pursuant to the Option. For purposes of this Agreement, "Market/Tender Offer Price" means the higher of (A) the highest price per share offered as of such date pursuant to any Acquisition Proposal which was made prior to such date and not terminated or withdrawn as of such date and (B) the highest closing sale price of Stel Shares on the Nasdaq National Market ("Nasdaq") during the twenty (20) trading days ending on the trading day immediately preceding such date. For purposes of determining the highest price offered pursuant to any Acquisition Proposal which involves consideration other than cash, the value of such consideration shall be equal to the higher of (x) if securities of the proponent of the same class as such consideration are traded on any national securities exchange or by any registered securities association, a value based on the closing sale price for such securities on their principal trading market on such date and (y) the value ascribed to such consideration by the proponent of such Acquisition Proposal, or if no such value is ascribed, a value determined in good faith by the board of directors of Stel.

               (ii) Stel (or any successor entity thereof) shall purchase the Option Shares, if any, acquired by Newbridge at a price equal to (A) the Exercise Price paid by Newbridge for such Stel Shares plus (B) (1) the difference between the Market/Tender Offer Price and such Exercise Price multiplied by (2) the number of Stel Shares so purchased.

               (iii) Notwithstanding subparagraphs (i) and (ii) above, pursuant to this Section 6(a), Stel shall not be required to pay Newbridge in excess of an aggregate of (A) $25,000,000 plus (B) the Exercise Price paid by Newbridge for Stel Shares acquired pursuant to the exercise of the Option minus (C) any amounts paid or to be paid to Newbridge by Stel pursuant to Section 8.3(b)(i) or
(ii) of the Merger Agreement.

          (b) In the event Newbridge exercises its rights under Section 6(a), Stel shall, within ten business days after Newbridge delivers notice pursuant to
Section 6(a), pay the required amount to Newbridge in immediately available funds. Newbridge shall thereupon surrender to Stel the Option and the certificates evidencing the Stel Shares purchased by Newbridge pursuant thereto, and shall represent and warrant that such shares are then free and clear of all claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, other than those imposed by Stel.

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          (c)  If Newbridge shall have acquired Option Shares pursuant to exercise of the Option and neither (i) any Acquisition Transaction with respect to Stel shall have been consummated at any time after the date of this Agreement and prior to 18 months after the termination of the Merger Agreement nor (ii) shall Stel have entered into an agreement with respect to such an Acquisition Transaction, which agreement remains in effect at the end of such 18 months, then, at any time after the earlier of (A) 18 months after the termination of
                  -----
the Merger Agreement and (B) the day prior to the effectiveness of a registration statement filed by Stel pursuant to Section 7 below, and prior to
                                                                  ---------
the date 24 months following the termination of Merger Agreement, Stel may require Newbridge, upon delivery to Newbridge of written notice, to sell to Stel any Stel Shares held by Newbridge as of the day that is ten business days after the date of such notice ("Call Shares"), up to a number of Call Shares equal to the number of Option Shares acquired by Newbridge in connection with such Exercise Date. The per share purchase price for such sale (the "Stel Call Price") shall be equal to the Exercise Price less any dividends paid on the Call Shares to be purchased. The closing of any sale of Call Shares shall take place at the principal offices of Stel at a time and on a date designated by Stel in the aforementioned notice to Newbridge, which date shall be no more than 20 and no less than 12 business days from the date of such notice. The Stel Call Price shall be paid in immediately available funds.

     7.   Registration Rights.

          (a) Following the termination of the Merger Agreement, Newbridge and its permitted assigns or successors (a "Holder") may by written notice (a "Registration Notice") to Stel (the "Registrant") request the Registrant to register under the Securities Act all or any part of the shares of Registrant acquired by such Holder pursuant to this Agreement (the "Registrable Securities"), in order to permit the sale or other disposition of such shares pursuant to a Permitted Offering (as defined below); provided, however that any such Registration Notice must relate to a number of shares equal to at least 1% of the outstanding shares of Common Stock of the Registrant on a fully diluted basis and that any rights to require registration hereunder shall terminate with respect to any shares that may be sold pursuant to Rule 144(k) under the Securities Act. For purposes of this Agreement, a "Permitted Offering" means a bona fide firm commitment underwritten public offering in which the Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use all reasonable efforts to prevent any person or group from purchasing through such offering shares representing more than 1% of the outstanding shares of Common Stock of the Registrant on a fully diluted basis. The Registration Notice shall include a certificate executed by the Holder and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing (the "Manager"), stating that (i) the Holder and the Manager have a good faith intention to commence a Permitted Offering, and (ii) the Manager in good faith believes that, based on the then prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the per share average of the closing sale prices of the Registrant's Common Stock on Nasdaq for the 20 trading days immediately preceding the date of the Registration Notice. The Registrant shall thereupon have the option, exercisable by written notice delivered to the Holder within 10 business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities so purchased and (ii) the per share average of the closing sale prices of the Registrant's Common Stock on Nasdaq for the 20 trading days immediately

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preceding the date of the Registration Notice. Any such purchase of Registrable
Securities by the Registrant hereunder shall take place at a closing to be held at the principal executive offices of the Registrant or its counsel at any reasonable date and time designated by the Registrant in such notice within 10 business days after delivery of such notice. The payment for the shares to be purchased shall be made by delivery at the time of such closing of the Option Price in immediately available funds.

          (b) If the Registrant does not elect to exercise its option to purchase pursuant to Section 7(a) with respect to all Registrable Securities, the Registrant shall use all reasonable efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities requested to be registered in the Registration Notice; provided, however, that (i) the Holder shall not be entitled to more than an
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aggregate of two effective registration statements hereunder and (ii) the
Registrant will not be required to file any such registration statement during any period of time (not to exceed 40 days after a Registration Notice in the case of clause (A) below or 90 days after a Registration Notice in the case of clauses (B) and (C) below) when: (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the written opinion of counsel to the Registrant, such information would have to be disclosed if a registration statement were filed at that time; (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving such Registrant. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 180 days after the filing with the SEC of the initial registration statement therefor, the provisions of this Section 7 shall again be applicable to any proposed registration, it being understood that the Holder shall not be entitled to more than an aggregate of two effective registration statements hereunder. The Registrant shall use all reasonable efforts to cause any Registrable Securities registered pursuant to this Section 7 to be qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request, and shall continue such registration or qualification in effect in such jurisdictions; provided, however, that the Registrant shall not
                              --------  -------
be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

          (c) The registration rights set forth in this Section 7 are subject to the condition that the Holder shall provide the Registrant with such information with respect to such Holder's Registrable Securities, the plan for distribution thereof, and such other information with respect to the Holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in a registration statement all material facts required to be disclosed with respect to a registration thereunder.

          (d) A registration effected under this Section 7 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to the Holder, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as such underwriters may reasonably require. In connection with any registration, the Holder and the Registrant agree to

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enter into an underwriting agreement reasonably acceptable to each such party, in form and substance customary for transactions of this type with the underwriters participating in such offering.

     8.   Indemnification.

          (a) The Registrant will indemnify the Holder, each of its directors and officers and each person who controls the Holder within the meaning of
Section 15 of the Securities Act, and each underwriter of the Registrant's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Registrant of any rule or regulation promulgated under the Securities Act applicable to the Registrant in connection with any such registration, qualification or compliance. The Registrant will reimburse the Holder and each of its directors and officers and each person who controls the Holder within the meaning of
Section 15 of the Securities Act, and each underwriter for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Registrant will not be liable in any such case only to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Registrant by such Holder or director or officer or controlling person or underwriter seeking indemnification.

          (b) The Holder will indemnify the Registrant, each of its directors and officers and each underwriter of the Registrant's securities covered by such registration statement and each person who controls the Registrant within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act applicable to the Holder in connection with any such registration, qualification or compliance. The Holder will reimburse the Registrant and each of its directors and officers and each person who controls the Registrant within the meaning of Section 15 of the Securities Act, and each underwriter for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that any such claim, loss, damage, liability or expense arises out of or is based on any untrue

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statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Registrant by such Holder or director or officer or controlling person or underwriter for use therein, provided that in no event shall any indemnity under this Section 8(b) exceed the gross proceeds of the offering received by the Holder.

          (c) Each party entitled to indemnification under this Section 8 (an "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom. Counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if
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representation of the Indemnified Party by counsel retained by the Indemnifying
Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 8(c) unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include the claimant's or plaintiff's unconditional release of Indemnified Party from all liability in respect to such claim or litigation. No Indemnifying Party shall be required to indemnify any Indemnified Party with respect to any settlement entered into without such Indemnifying Party's prior consent (which shall not be unreasonably withheld).

          (d) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any expenses, claims, losses, damages and liabilities referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such any expenses, claims, losses, damages and liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such any expenses, claims, losses, damages and liabilities as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue statement) of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     9.   Adjustment Upon Changes in Capitalization: Rights Plans.

          (a) If any change shall occur in the Stel Shares by reason of stock dividends, stock splits, reverse stock splits, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, then (i) the type and number of shares or

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securities subject to the Option, and (ii) the Exercise Price shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Newbridge shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Newbridge would have received in respect of the Stel Shares if the Option had been exercised immediately prior to such change or the record date therefor, as applicable.

          (b) Prior to such time as the Option is terminated, and at any time after the Option is exercised (in whole or in part), (i) Stel shall not take any action to reverse or amend the resolution referred to in Section 5(h) of this Agreement and (ii) Stel shall not amend, (nor permit the amendment of) its Rights Agreement nor adopt (nor permit the adoption of) a new stockholders rights plan that contains provisions for the distribution or exercise of rights thereunder as a result of Newbridge, or any affiliate or transferee, being the beneficial owner of Stel Shares by virtue of the Option being exercisable or having been exercised or as a result of beneficially owning shares issuable in respect of the Option Shares.

     10.  Restrictive Legend.

     Each certificate representing Option Shares issued to Newbridge hereunder shall include a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

     Certificates representing shares sold in a registered public offering pursuant to Section 7 shall not be required to bear the legend set forth in
Section 10.

     11.  Listing and HSR Filing.

     Stel, upon the request of Newbridge, shall promptly file an application to list the Stel Shares to be acquired upon exercise of the Option on Nasdaq and shall use all reasonable efforts to obtain approval of such listing as soon as practicable. Promptly after a request by Newbridge, Stel shall file Notification and Report Forms under the HSR Act with the FTC and the Antitrust Division. Stel shall use all reasonable efforts to respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation.

     12.  Assignment; Binding Effect.

     Neither this Agreement nor the Option created hereunder nor any right, interest or obligation hereunder shall be assigned by either party without the prior written consent of the other. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or remedies upon any Person other than the parties hereto. Any shares sold by a party in compliance with the provisions of Section 7 hereof shall, upon consummation of such sale, be

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free of the restrictions imposed with respect to such shares by this Agreement and any transferee of such shares shall not be entitled the rights of the transferor under this Agreement.

     13.  Specific Performance.

     Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money, damages. Therefore, in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     14.  Entire Agreement.

     This Agreement and the Merger Agreement, including the exhibits thereto and the documents and instruments referred to therein, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein and therein.

     15.  Further Assurances.

     Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

     16.  Severability.

     If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void, or unenforceable, the other terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall not be affected, impaired, or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Newbridge to acquire, or does not require Stel to repurchase, the full number of Option Shares provided herein (as adjusted pursuant to Section 9), it is the express intention of Stel to allow Newbridge to acquire, or to require Stel to repurchase, such lesser number of shares as may be permissible without any amendment or modification hereof.

     17.  Notices.

     All notices and other communications hereunder shall be in writing and shall be delivered personally by overnight courier or similar means or sent by facsimile with written confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice). Any such notice shall be effective upon receipt, if personally delivered or on the next business day following transmittal if sent by confirmed facsimile. Notices, including oral notices, shall be delivered as follows:

                    if to Stel, to:     Stanford Telecommunications, Inc.
                                        1221 Crossman Avenue, P.O. Box 3733
                                        Sunnyvale, California
                                        Telephone: (408) 735-0818
                                        Facsimile: (408) 745-2410
                                        Attention: Gary Wolf

                    with a copy to:     Thelen Reid & Priest LLP
                                        333 West San Carlos, 17th Floor
                                        San Jose, CA 95110-2701
                                        Telephone:(408) 292-5800
                                        Facsimile:(408) 287-8040
                                        Attention:  Jay L. Margulies

               if to Newbridge, to:     Newbridge Networks Corporation
                                        600 March Road, P.O. Box 136000
                                        Kanata, Ontario, Canada K2K 2E6
                                        Telephone:(613) 591-3600
                                        Facsimile:(613) 599-3672
                                        Attention: Peter Nadeau

                    with a copy to:     Heller Ehrman White & McAuliffe
                                        525 University Avenue
                                        Palo Alto, California  94301
                                        Telephone: (650) 324-7000
                                        Facsimile: (650) 324-0638
                                        Attention:  Stephen C. Ferruolo
                                        (Matter #21969-0009)


     18.  Governing Law.

     This Agreement shall be governed by the laws of the State of Delaware without reference to principles of conflicts of laws.

     19.  Counterparts.

     This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument.

     20.  Expenses.

     Except as otherwise expressly provided herein or in the Merger Agreement, all costs, and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     21.  Amendments; Waiver.

     Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the parties. The terms and conditions hereof may be waived only by an instrument in writing signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with a term or condition shall not operate as a waiver or estoppel with respect to, any subsequent or other failure.

     22.  Rules of Construction.

     Each party to this Agreement has been represented by counsel during the preparation and execution of this Agreement, and therefore waives any rule of construction that would construe ambiguities against the party drafting the agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                              NEWBRIDGE NETWORKS CORPORATION


                              By: /s/ Alan G. Lutz
                                  ----------------------------------------

                              Name: Alan G. Lutz
                                    --------------------------------------

                              Title: President and Chief Operating Officer
                                     -------------------------------------


                              By: /s/ Peter Nadeau
                                  ----------------------------------------

                              Name: Peter Nadeau
                                    --------------------------------------

                              Title: Vice President and General Counsel
                                     -------------------------------------



                              STANFORD TELECOMMUNICATIONS, INC.


                              By: /s/ Val P. Peline
                                  ----------------------------------------

                              Name: P. Peline
                                    --------------------------------------

                              Title: President and Chief Executive Officer
                                     -------------------------------------